EXHIBIT 10.61
[ * ] DENOTES EXPURGATED INFORMATION
High Falls Brewing Company, LLC
445 St. Paul Street
Rochester, NY 14605
Thomas W. Lance
Vice President of Operations
The Boston Beer Company, Inc.
One Design Center Place
Suite 850
Boston, MA 02210
Re: Proposed Amendments to Existing Production Agreement
Dear Tom:
This will confirm the proposal of High Falls Brewing Company, LLC with respect to amendments to our existing production arrangements. These proposed amendments are as follows:
1. Increased Committed Volume for [ * ]:

Brewing Capacity -	[ * ]
Annual Brewed Capacity -	[ * ]
Annual Packaged Capacity -	[ * ]
2. Minimum Volume Requirements for [ * ]: [ * ]
3. Short-Fall Fee for failure to meet [ * ] Minimum Volume Requirement: [ * ]
4. Capital Investments to be made by Boston Beer, if needed:
[ * ]
5. 2008 Manufacturing Fee to increase [ * ].
6. Outstanding Line 2 obligation as of January 1, 2008 to be reduced by [ * ] Estimated balance due will then be [ * ]. Actual balance will be determined on January 1, 2008.
7. Line 2 accrued liability will become interest free as of [ * ] and will be recouped over the first [ * ] cases of 2008 and 2009 production in excess of an initial [ * ] cases.
Except for the above, existing production agreement terms and conditions would remain unchanged.
This proposal will expire, if not previously accepted, at 5:00 P.M, EST, on Friday, December 14, 2007.
Sincerely,
High Falls Brewing Company, LLC
By: /s/ Norman E. Snyder

[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

VIA UPS OVERNIGHT
December 12, 2007
Norman E. Snyder, President and Chief Executive Officer
High Falls Brewing Company, LLC
445 St. Paul Street
Rochester, NY 14605
Re: Acceptance of Proposed Amendments to Agreement
Dear Norm:
This letter is to advise you that your proposed amendments to our existing production arrangements, as set forth in the proposal tendered to us on November 30, 2007, a copy of which is attached, are hereby accepted and that the existing production agreement between High Falls Brewing Company, LLC and Boston Beer Corporation is now amended accordingly.
Sincerely,
Thomas W. Lance
Vice President of Operations

[ * ] indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.